EXHIBIT 9(b)
                                                                    ------------

                          Kurzman Karelsen & Frank, LLP
                                 230 Park Avenue
                               New York, NY 10169

                                                                    May 15, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                         PAX WORLD HIGH YIELD FUND, INC.
                         -------------------------------

Ladies and Gentlemen:

       The undersigned has reviewed Post-Effective Amendment No. 4 to Registration Statement No. 333-82133 of Pax World High Yield Fund, Inc. on Form N-1A and represents that such documentation, including the Prospectus, does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.


                                       /s/ KURZMAN KARELSEN & FRANK, LLP

                          Kurzman Karelsen & Frank, LLP
                                 230 Park Avenue
                               New York, NY 10169

                                                                    May 15, 2003

To the Shareholders and the Board of Directors of Pax World High Yield Fund, Inc.

                               CONSENT OF COUNSEL
                               ------------------

       We consent to the use in Post-Effective Amendment No. 4 to Registration Statement No. 333-82133 of Pax World High Yield Fund, Inc. on Form N-1A of the reference to us on the back page of the Prospectus.


                                       /s/ KURZMAN KARELSEN & FRANK, LLP
















                                      -2-